UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150		20170
Herndon, Virginia 20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-456-4100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 11, 2010, Arbinet Corporation (the “Company”) entered into the Second Amended and Restated Stock Ownership Agreement (the “Agreement”) with the Singer Children’s Management Trust (the “Trust”), Gary Singer and Karen Singer (collectively with the Trust and Gary Singer, the “Singer Entities”), which amends and restates in its entirety the Amended and Restated Stock Ownership Agreement, dated as of December 19, 2008, by and among the Company and the Singer Entities, which agreement amended and restated the original stock ownership agreement between the parties dated as of May 30, 2008.  The prior agreements were disclosed on Current Reports on Form 8-K filed on June 10, 2008 and December 19, 2008.  The primary purpose for the current amendment and restatement is to proportionately decrease the Share Limit (as defined below) in light of the Company’s reverse stock split that became effective on June 11, 2010, which is described under Items 5.03 and 8.01 of this Current Report on Form 8-K.

Pursuant to the Agreement, a committee of disinterested members of the Board of Directors of the Company has approved, for purposes of Section 203 of the Delaware General Corporation Law (“Section 203”), the purchase by the Trust of up to 1,285,402 shares of the outstanding voting stock of the Company (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like occurring after the date of the Agreement) (the “Share Limit”) through open market purchases, privately negotiated transactions or otherwise.  The Agreement also provides that, if at any time before December 19, 2011 the Singer Entities become the owner of shares of voting stock exceeding the Share Limit, the Singer Entities will not be able to engage in any “business combination” (as defined in Section 203) with the Company for a period of three years following the date on which the Singer Entities exceeded the Share Limit.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2010, the Company filed its Certificate of Amendment to its Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, to (i) effect a 1-for-4 reverse stock split of the Company’s common stock and (ii) reduce the number of authorized shares of the Company’s common stock from 60,000,000 to 15,000,000.  The reverse stock split became effective at 5:00 p.m. EDT on June 11, 2010.

A copy of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, is attached hereto and is being filed pursuant to this Item 5.03 as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As described under Item 5.03 above, on June 11, 2010, the Company effected a 1-for-4 reverse stock split of its common stock.  As previously disclosed on a Current Report on Form 8-K filed on June 18, 2009, the Company’s Board of Directors and stockholders approved the Certificate of Amendment on June 16, 2009, as one of four reverse stock split ratios.  The stockholders further provided the Board of Directors with the discretion to select which of the four ratios, if any, to implement during the twelve-month period following the date of approval.  On May 17, 2010, the Board of Directors selected the 1-for-4 reverse stock split ratio and authorized the implementation of the reverse stock split.

As a result of the reverse stock split, every four shares of pre-reverse split common stock of the Company will be combined and reclassified into one share of common stock of the Company.  No fractional shares will be issued in connection with the reverse stock split.  Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof.  The Company’s post-reverse split common stock has a new CUSIP number: 03875P 407, but the par value and other terms of the common stock were not affected by the reverse stock split.

The Company’s post-reverse split common stock will trade on the NASDAQ Global Market with a “D” added, under the symbol “ARBXD” for the 20 trading days beginning June 14, 2010 to designate that it is trading on a post-reverse split basis, and will resume trading under the symbol “ARBX” after the 20-trading day period has expired.

The Company’s transfer agent, Registrar and Transfer Company, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

Also on June 11, 2010, the Company issued a press release with respect to the reverse stock split described above. A copy of such press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Arbinet Corporation, as amended, filed June 11, 2010.

10.1	Second Amended and Restated Stock Ownership Agreement, dated as of June 11, 2010, between Arbinet Corporation, the Singer Children’s Management Trust, Gary Singer and Karen Singer.

99.1	Press release dated June 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbinet Corporation

By:	/s/ Christie A. Hill
Name:	Christie A. Hill
Title:	General Counsel and Secretary

Date:  June 11, 2010

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Arbinet Corporation, as amended, filed June 11, 2010.

10.1	Second Amended and Restated Stock Ownership Agreement, dated as of June 11, 2010, between Arbinet Corporation, the Singer Children’s Management Trust, Gary Singer and Karen Singer.

99.1	Press release dated June 11, 2010.